EXHIBIT  11




RALSTON PURINA COMPANY
COMPUTATION OF EARNINGS PER SHARE
(DOLLARS IN MILLIONS EXCEPT PER SHARE DATA)

                                                                YEAR ENDED
                                                                SEPTEMBER 30,
                                                                ---------------
                                                                          1997     1996
                                                                ---------------  -------
EARNINGS PER COMMON SHARE OUTSTANDING

Earnings from continuing operations before extraordinary item   $        348.9   $296.4
Net earnings from discontinued operations                                 74.8     65.3
                                                                ---------------  -------
Earnings before extraordinary item                                       423.7    361.7
Dividend on Series A ESOP convertible
  preferred stock, net of taxes                                          (13.1)   (14.1)
                                                                ---------------  -------
                                                                         410.6    347.6
 Extraordinary item                                                          -     (2.1)
Earnings available to common shareholders                       $        410.6   $345.5
                                                                ===============  =======

Weighted average shares - primary
  earnings per share calculation                                         102.1*   101.8  *
                                                                ===============   =====

Earnings per common share outstanding
  Earnings from continuing operations                           $         3.29   $ 2.77
  Earnings from discontinued operations                                   0.73     0.64
  Extraordinary item                                                         -    (0.02)
  Net earnings                                                  $         4.02   $ 3.39
                                                                ===============  =======


EARNINGS PER SHARE ASSUMING FULL DILUTION

Earnings from continuing operations before extraordinary item   $        348.9   $296.4
Net earnings from discontinued operations                                 74.8     65.3
                                                                ---------------  -------
Earnings before extraordinary item                                       423.7    361.7
Adjustments to net earnings to reflect assumed
  ESOP preferred stock conversion                                         (3.1)    (4.4)
                                                                ---------------  -------
                                                                         420.6    357.3
Extraordinary item                                                           -     (2.1)
                                                                ---------------  -------

Net earnings for fully diluted earnings per share calculation   $        420.6   $355.2
                                                                ===============  =======

Weighted average number of common shares outstanding                     102.1*   101.8  *
Convertible preferred stock                                                6.5      6.7
Dilutive effect of stock options                                           1.8      1.8
Dilutive effect of deferred compensation awards                            0.2      0.3
                                                                ---------------  -------

Weighted average shares - fully diluted earnings
  per share calculation                                                  110.6    110.6
                                                                ===============  =======

Earnings per share assuming full dilution
  Earnings from continuing operations                           $         3.13   $ 2.64
  Earnings from discontinued operations                                   0.67     0.59
  Extraordinary item                                                         -    (0.02)
  Net earnings                                                  $         3.80   $ 3.21
                                                                ===============  =======




* Excludes 4,307,000 and 4,228,000 shares held in Grantor Trust at September 30, 1997 and 1996, respectively.